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                              Aetna Life Insurance and Annuity Company
                              Home Office: 151 Farmington Avenue
                              Hartford, Connecticut  06156
                              (800) 531-4547

                              Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
   SPECIMEN
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Type of Plan
   SPECIMEN
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Contract Holder
   SPECIMEN
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Annuitant
   SPECIMEN
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Contract No.
   SPECIMEN
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Effective Date
   SPECIMEN
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This Contract is Delivered in NEW YORK       and is Subject to the Laws of that
Jurisdiction

THE VARIABLE FEATURES OF THE CONTRACT ARE DESCRIBED IN PARTS III AND IV.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

                  /s/ Dan Kearney          /s/ Kirk Wickman
                       President                Secretary

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

G-CDA-97(NY)

Specifications

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Guaranteed                     There is a guaranteed interest rate
Interest Rate                  for Purchase Payment(s) held in the ALIAC
                               Guaranteed Account (see Contract Schedule I).


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Deductions from                There will be deductions for mortality and
the Separate                   expense risks and administrative fees (see
Account                        Contract  Schedule I and II).

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Deduction from                 Purchase Payment(s) are subject to a deduction
Purchase                       for premium taxes, if any (see 3.01.)
Payment(s)

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Surrender Fee                 There will be a charge deducted upon surrender
                              (see Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                               Contract Schedule I
                               Accumulation Period

Separate Account
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Separate Account:             Variable Annuity Account B

Charges to Separate           A daily charge isdeducted from any portion of the
Account:                      Current Value allocated to the Separate Account.
                              The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                              Administrative Charge                      0.15%
                              Mortality Risk Charge                      0.35%
                              Expense Risk Charge                        0.90%
                              Total Separate Account                     -----
                              Charges                                    1.40%

ALIAC Guaranteed Account (AG Account)
--------------------------------------------------------------------------------
Minimum Guaranteed            3.0%.
Interest Rate
(effective
annual rate
of return):


Separate Account and AG Account
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Minimum Initial Purchase      $5,000 ($1,500 for a qualified plan)
Payment:

Maximum Initial Purchase      $1,000,000
Payment Without Home
Office Approval:

Transfers:                    An unlimited number of Transfers may be made
                              during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Minimum Transfer Amount:      $500

Maintenance Fee:              The annual Maintenance Fee is $30. If the Current
                              Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance
                              Fee is $0.

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                          Contract Schedule I (Cont'd)
                               Accumulation Period

Separate Account and AG Account (Cont'd)
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Surrender Fee:                For each surrender, the Surrender Fee will
                              be determined as follows:
                                                                Surrender Fee
                                                                as percentage
                              Length of Time from Deposit          (of Net
                              of Net Purchase Payment (Years)  Purchase Payment)

                              Less than 1 year                     7%
                              1 or more but less than 2 years      6%
                              2 or more but less than 3 years      5%
                              3 or more but less than 4 years      4%
                              4 or more but less than 5 years      3%
                              5 or more but less than 6 years      2%
                              6 or more but less than 7 years      1%
                              7 years or more                      0%

Systematic Withdrawal         The specified payment or specified percentage may
Option (SWO) Percentage:      not be greater than 10% of the Current Value at
                              time of election.

SWO Minimum Initial           $20,000
Current Value:

SWO Minimum Payment Amount:   $100

See 1.  GENERAL DEFINITIONS for explanations.

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                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges to Separate Account:  A daily charge at an annual effective rate of
                              1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed      If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:       net return rate of 5.0% may be elected. If 5.0% is
                              not elected, Aetna will use an assumed annual net return rate of 3.5%.

                              The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                              The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                              If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                              (a) 4.75% on an annual basis plus an annual return
                                  of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                              (b) 6.25% on an annual basis plus an annual return
                                  of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
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Minimum Guaranteed            3.0%
Interest Rate (effective
annual rate of return):


See 1.  GENERAL DEFINITIONS for explanations.

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                                TABLE OF CONTENTS
                                                                            Page

I.     GENERAL DEFINITIONS
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   1.01   Account..............................................................8
   1.02   Accumulation Period..................................................8
   1.03   Adjusted Current Value...............................................8
   1.04   ALIAC Guaranteed Account (AG Account)................................8
   1.05   Annuitant............................................................8
   1.06   Annuity..............................................................8
   1.07   Beneficiary..........................................................8
   1.08   Certificate Holder...................................................8
   1.09   Code.................................................................8
   1.10   Contract.............................................................8
   1.11   Contract Holder......................................................9
   1.12   Current Value........................................................9
   1.13   Deposit Period.......................................................9
   1.14   Fixed Annuity........................................................9
   1.15   Fund(s)..............................................................9
   1.16   General Account......................................................9
   1.17   Guaranteed Rate -- AG Account........................................9
   1.18   Guaranteed Term......................................................9
   1.19   Guaranteed Term(s) Groups............................................9
   1.20   Maintenance Fee.....................................................10
   1.21   Market Value Adjustment (MVA).......................................10
   1.22   Matured Term Value..................................................10
   1.23   Matured Term Value Transfer.........................................10
   1.24   Maturity Date.......................................................10
   1.25   Net Purchase Payment(s).............................................10
   1.26   Nonunitized Separate Account........................................10
   1.27   Purchase Payment(s).................................................10
   1.28   Rebalancing Program.................................................10
   1.29   Reinvestment........................................................11
   1.30   Separate Account....................................................11
   1.31   Surrender Value.....................................................11
   1.32   Transfers...........................................................11
   1.33   Valuation Period (Period)...........................................11
   1.34   Variable Annuity....................................................11

II.    GENERAL PROVISIONS
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   2.01   Change of Contract..................................................11
   2.02   Change of Fund(s)...................................................12
   2.03   Nonparticipating Contract...........................................12
   2.04   Payments and Elections..............................................13
   2.05   State Laws..........................................................13
   2.06   Control of Contract.................................................13
   2.07   Designation of Beneficiary..........................................13
   2.08   Misstatements and Adjustments.......................................14
   2.09   Incontestability....................................................14

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                                                                            Page
   2.10   Grace Period........................................................14
   2.11   Individual Certificates.............................................14

III.   PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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   3.01   Net Purchase Payment................................................14
   3.02   Certificate Holder's Account........................................14
   3.03   Fund(s) Record Units -- Separate Account............................15
   3.04   Net Return Factor(s) -- Separate Account............................15
   3.05   Fund Record Unit Value -- Separate Account..........................15
   3.06   Market Value Adjustment.............................................15
   3.07   Transfer of Current Value from the Funds or
          ALIAC Guaranteed Account............................................17
   3.08   Notice to the Certificate Holder....................................18
   3.09   Loans...............................................................18
   3.10   Systematic Withdrawal Option (SWO)..................................18
   3.11   Death Benefit Amount................................................19
   3.12   Death Benefit Options Available to Beneficiary......................21
   3.13   Liquidation of Surrender Value......................................22
   3.14   Surrender Fee.......................................................22
   3.15   Payment of Surrender Value..........................................23

IV.    ANNUITY PROVISIONS
------------------------------------------------------------------------------

   4.01   Choices to be Made..................................................23
   4.02   Terms of Annuity Options............................................24
   4.03   Death of Annuitant/Beneficiary......................................25
   4.04   Fund(s) Annuity Units -- Separate Account...........................26
   4.05   Fund(s) Annuity Unit Value -- Separate Account......................26
   4.06   Annuity Net Return Factor(s) -- Separate Account....................26
   4.07   Annuity Options.....................................................27

I.    GENERAL DEFINITIONS
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1.01 Account:                 A record established for each Certificate Holder
                              to maintain the value of the Net Purchase Payment held on his/her behalf during the Accumulation Period.

1.02 Accumulation Period:     The period during which the Net Purchase
                              Payment(s) are applied to an Account to provide future Annuity payment(s).

1.03 Adjusted Current Value:  The Current Value of an Account plus or minus any aggregate ALIAC Guaranteed Account MVA, if applicable. (See 1.21)

1.04 ALIAC Guaranteed         An accumulation option where Aetna guarantees
     Account (AG Account):    stipulated rate(s) of interest for specified
                              periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG
                              Account.

1.05 Annuitant:               The person whose life is measured for purposes of
                              the Guaranteed Death Benefit and the duration of Annuity payments under this Contract.

1.06 Annuity:                 Payment of an income:

                              (a) For the life of one or two persons;

                              (b) For a stated period; or

                              (c) For some combination of (a) and (b).

1.07 Beneficiary:             The individual or estate entitled to receive any
                              payment from the Contract upon the death of the Annuitant, or if the Certificate Holder is different from the Annuitant, upon the death of the Certificate Holder. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other
                              Beneficiary on record will be treated as the contingent Beneficiary.

1.08 Certificate Holder:      A person who purchases an interest in this
                              Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an account, each Certificate Holder will be a joint Certificate Holder. Unless we allow otherwise in response to a written request prior to Contract issue, any joint Certificate Holder must be the spouse of the other joint Certificate
                              Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise. If the account is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant.

1.09 Code:                    The Internal Revenue Code of 1986, as it may be
                              amended from time to time.

1.10 Contract:                This agreement between Aetna and the Contract
                              Holder.

1.11 Contract Holder:         The entity to which a group Contract is issued.

1.12 Current Value:           As of the most recent Valuation Period, the Net
                              Purchase Payment and any additional amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the ALIAC Guaranteed
                              Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.13 Deposit Period:          A calendar week, a calendar month, a calendar
                              quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s),
                              Transfers and Reinvestments are accepted into the ALIAC Guaranteed Account for one or more
                              Guaranteed Terms. Aetna reserves the right to extend the Deposit Period.

1.14 Fixed Annuity:           An Annuity with payments that do not vary in
                              amount.

1.15 Fund(s):                 The open-end management investment companies
                              (mutual funds) in which the Separate Account invests.

1.16 General Account:         The Account holding the assets of Aetna, other
                              than those assets held in Aetna's separate accounts.

1.17 Guaranteed Rate --       Aetna will declare the interest rate applicable to
     AG Account:              a specific Guaranteed Term at the start of the
                              Deposit Period for that Guaranteed Term. The rate is guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Rate is an annual effective yield. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No
                              Guaranteed Rate will ever be less than the Minimum
                              Guaranteed Rate shown on Contract Schedule I.

1.18 Guaranteed Term:         The period of time for which AG Account Guaranteed
                              Rate is guaranteed on Net Purchase Payments,
                              Transfers and Reinvestments made into a current
                              Deposit Period for the AG Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity
                              Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                              During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Contract Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.19 Guaranteed Term(s)       All AG Account Guaranteed Term(s) with the same
     Groups:                  length of time from the close of the Deposit
                              Period until the designated Maturity Date.

1.20 Maintenance Fee:         The Maintenance Fee (see Contract Schedule I) will
                              be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.21 Market Value Adjustment  An adjustment that may apply to an amount
     (MVA): withdrawn or transferred from an AG Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in
                              3.06. The adjustment is expressed as a percentage of each dollar being withdrawn or transferred.

1.22 Matured Term Value:      The amount payable on an AG Account Guaranteed
                              Term's Maturity Date.

1.23 Matured Term Value       During the calendar month following an AG Account
     Transfer:                Maturity Date, the Certificate Holder may notify
                              Aetna's Home Office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.24 Maturity Date:           The last day of an AG Account Guaranteed Term.

1.25 Net Purchase             The Purchase Payment less premium taxes, if
     Payment(s):              applicable.

1.26 Nonunitized Separate     A separate account subject to the laws of New York
     Account:                 set up by Aetna under Title 38, Section 38a-433,
                              of the Connecticut General Statutes, that holds assets for AG Account Terms. There are no discrete units for this Account. The Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized
                              Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.27 Purchase Payment(s):     Payment(s) accepted by Aetna at its Home Office.
                              Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Certificate
                              Holder.

1.28 Rebalancing Program:     A program that allows Contract Holders to have
                              portions of their Current Value automatically reallocated annually to a specified percentage.
                              Only the portion of the Current Value held in the separate account can be rebalanced. Contract
                              Holders may participate in this program by completing the Rebalancing Section of the enrollment form, or by requesting the service in writing from the Company's Home Office.
                              Reallocations under the Rebalancing Program will not be counted for purposes of any transfer limitations imposed under the contract.

1.29 Reinvestment:            Aetna will mail a notice to the Certificate Holder
                              at least 18 calendar days and not more than 45 days before a Guaranteed Term's Maturity Date.

                              This notice will contain the Terms available during current Deposit Periods with their Guaranteed Rate, and projected Matured Term Value. If no specific direction is given by the Certificate Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate which will apply to the reinvested Matured Term Value.

1.30 Separate Account:        A separate account that buys and holds shares of
                              the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other
                              Aetna liabilities.

1.31 Surrender Value:         The amount payable by Aetna upon the surrender of
                              any portion of an account.

1.32 Transfers:               The movement of invested amounts among the
                              available Fund(s) and the AG Account under this Contract during the Accumulation Period.

1.33 Valuation Period         The period of time for which a Fund determines its
     (Period):                net asset value, usually from 4:15 p.m. Eastern
                              time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.34 Variable Annuity:        An Annuity with payments that vary with the net
                              investment results of one or more Funds held under the Separate Account.

II.   GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01 Change of Contract:      Only an authorized officer of Aetna may change the
                              terms of this contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

2.01 Change of Contract       Aetna may make any change that affects the AG
     (Cont'd):                least 30 days' advance written notice to the
                              Contract Holder and the Certificate Holder. Any such change shall become effective for any new
                              Term and will be applicable only if it is more favorable to the Contract Holder and/or the Certificate Holder.

                              Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

                              (a) Net Purchase Payment (3.01)

                              (b) AG Account Guaranteed Rate (1.04)

                              (c) Net Return Factor(s) -- Separate Account
                                  (3.04)

                              (d) Current Value (1.12)

                              (e) Surrender Value (1.31)

                              (f) Fund(s) Annuity Unit Value -- Separate Account
                                  (4.05)

                              (g) Annuity Options (4.07)

                              (h) Fixed Annuity Guaranteed Interest Rates (4.01)

                              (i) Transfers (1.32).

                              This Contract may be changed as deemed necessary by Aetna to comply with federal or state law. Any such change is subject to the prior approval of the New York Insurance Department.

2.02 Change of Fund(s):       The assets of the Separate Account are segregated
                              by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

                              Any elimination, substitution or addition of Funds will be done in accordance with federal securities laws and are subject to the approval of the Superintendent of the New York Insurance Department and Aetna will notify the Contract Holder of such change.

2.03 Nonparticipating         The Contract Holder, Certificate Holder's or
     Contract:                Beneficiaries will not have a right to share in
                              the earnings of Aetna.

2.04 Payments and             While the Certificate Holder is living, Aetna will
     Elections:               pay the Certificate Holder any Annuity payments as
                              and when due. After the Certificate Holder's death, or at the death of the first Certificate
                              Holder if the Account is owned jointly, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home
                              Office of a written claim for payment which is in good order, except as provided in 3.15.

2.05 State Laws:              The Contract and the Certificate's comply with the
                              laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws.
                              Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine
                              Annuity payments.

2.06 Control of Contract:     This is a Contract is between the Contract Holder
                              and Aetna. The Contract Holder has title to the Contract. Nothing in the group annuity contract invalidates or impairs any right granted to the Certificate Holder. The Certificate Holder has all other rights to amounts held in his or her Account.

                              Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Certificate Holder choices made under this contract must be in writing. If the Account is owned jointly, both joint Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                              The Account may not be attached, alienated, or subject to the claims of creditors of the Contract Holder or the Certificate Holder except to the extent permitted by law.

                              The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.07 Designation of           Each Certificate Holder shall name his or her
     Beneficiary:             Beneficiary. If the Account is owned jointly, both
                              joint Certificate Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.08 Misstatements and        If Aetna finds the age or sex of any Annuitant to
     Adjustments:             be misstated, the amount payable under the
                              Contract shall be adjusted for the correct age or sex; the amount of any underpayment or overpayment, with interest at six per cent per year, shall be credited to, or charged against, the current or next succeeding payment or payments to be made by Aetna under the Contract.

2.09 Incontestability:        Aetna cannot cancel the Contract because of any
                              error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

2.10 Grace Period:            This Contract will remain in effect even if
                              Purchase Payments are not continued.

2.11 Individual               Aetna shall issue a certificate to each
     Certificates             Certificate Holder. The certificate will summarize
                              certain provisions of the contract. Certificates are for information only and are not a part of the Contract.

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01 Net Purchase Payment:    This amount is the actual Purchase Payment less
                              any premium tax. Aetna will generally deduct the premium tax when Annuity benefits are elected (see
                              Part IV). If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

                              The Net Purchase Payment will be credited among:

                              (a) The current Deposit Period(s) for Guaranteed
                                  Terms under the AG Account; and

                              (b) The Fund(s) in which the Separate Account
                                  invests.

                              For each Net Purchase Payment, the Certificate Holder shall tell Aetna the allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated on the original application. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

                              The minimum acceptable additional Purchase Payment is shown on Contract Schedule I. The maximum acceptable Purchase Payment without Home Office approval is also provided on Contract Schedule I.

3.02 Certificate Holder's     Aetna will maintain an Account for each
     Account:                 Certificate Holder.

3.03 Fund(s) Record Units --  The portion of the Net Purchase Payment(s) applied
     Separate Account:        to each Fund under the Separate Account will
                              determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase
                              Payment is received in good order at Aetna's Home
                              Office.

3.04 Net Return Factor(s) --  The net return factor(s) are used to compute all
     Separate Account:        Separate Account record units for any Fund.

                              The net return factor(s) for each Fund is equal to
                              1.0000000 plus the net return rate.

                              The net return rate is equal to:

                              (a) The value of the shares of the Fund held by
                                  the Separate Account at the end of the
                                  Valuation Period; minus

                              (b) The value of the shares of the Fund held by
                                  the Separate Account at the start of the Valuation Period; plus or minus

                              (c) Taxes (or reserves for taxes) on the Separate
                                  Account (if any); divided by

                              (d) The total value of the Fund record units and
                                  Fund Annuity units of the Separate Account at the start of the Valuation Period; minus

                              (e) A daily Separate Account charge at an annual
                                  rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

                              A net return rate may be more or less
                              than 0%. The value of a share of the
                              Fund is equal to the net assets of the
                              Fund divided by the number of shares
                              outstanding.

3.05 Fund Record Unit         A Fund record unit value is computed by
     Value -- Separate        multiplying the net return factors for the current
     Account:                 Valuation Period by the Fund record unit value for
                              the previous Period. The dollar value of Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value             Excepted as noted below, there will be an MVA for
     Adjustment:              a withdrawal from the AG Account before the end of
                              a Guaranteed Term when the withdrawal is due to:

3.06 Market Value             (a) a Transfer; except for Transfers as specified
     Adjustment (Cont'd):         in 1.23, AG Account Matured Term Value
                                  Transfer;

                              (b) A full or partial surrender (including a 15%
                                  free withdrawal under 3.14), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.10); or

                              (c) An election of Annuity option 1 (see 4.07).

                              Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                              (a) The aggregate MVA amount which is the sum of
                                  all market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

                              (b) The applicable portion of the Current Value in
                                  the AG Account. After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                              The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 2 or 3 (see 4.07).

                              Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:
                                                        x
                                                       ---
                                                       365
                                                (1 + i)
                                                ----------
                                                        x
                                                       ---
                                                       365
                                                (1 + j)

                                          Where:

                                                i  is the Deposit Period Yield
                                                j  is the Current Yield
                                                x  is the number of days
                                                   remaining, (computed from
                                                   Wednesday of the week of
                                                   withdrawal) in the Guaranteed
                                                   Term.

                              The Deposit Period Yield will be determined as follows:

                              (a) At the close of the last business day of each
                                  week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

3.06 Market Value             (b) The Deposit Period Yield is the average of
     Adjustment (Cont'd):         those yields for the Deposit Period. If
                                  withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                              The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                              In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter. If U.S. Treasury Notes are no longer available, a suitable replacement index, subject to approval of the Superintendent of the New York Insurance Department, would then be utilized.

                              A detailed description of the MVA has been filed with the Superintendent of the New York Insurance Department.

3.07 Transfer of Current      Before an Annuity option is elected, all or any
     Value from the Funds     portion of the Adjusted Current Value may be
     or AG Account:           transferred from any Fund or Guaranteed Term of
                              the AG Account:

                              (a) To any other Fund; or

                              (b) To any Guaranteed Term of the AG Account
                                  available in the current Deposit Period.

                              Transfer requests can be submitted as a percentage or as a dollar amount. The minimum transfer amount is shown on Contract Schedule I. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                              The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I. Amounts transferred as a Matured Term Value on or within one calendar month of the Term's Maturity Date do not count against the annual Transfer limit.

                              Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for a Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                              Transfers from Guaranteed Terms of the AG Account are subject to the MVA provisions of 3.06.

3.08 Notice to the            The Certificate Holder will receive quarterly
     Certificate Holder:      statements from Aetna of:

                              (a) The value of any amounts held in: (1)The AG
                                  Account; and (2)The Fund(s) under the Separate Account.

                              (b) The number of any Fund(s) record units; and

                              (c) The Fund(s) record unit value.

                              Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.09 Loans:                   Loans are not available under this Contract.

3.10 Systematic Withdrawal    The following distribution options may be elected
     Option (SWO):            by the Certificate Holder or a Beneficiary during
                              the Accumulation Period. A distribution option under which a portion of the Accounts' Current
                              Value will automatically be surrendered and distributed each year. SWO payments will be calculated on the Accounts' full Current Value.
                              The distributed amount is withdrawn pro rata from each investment option under the Account. A
                              Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO. Certificate Holders should consult their tax advisers prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                              (a) Amount of Distribution: The Certificate Holder
                                  or a Beneficiary may elect one of the three payment methods described below.

                                  (1)  Specified Payment: Payments of a
                                       designated dollar amount. The annual
                                       amount may not be greater than the
                                       percentage of the Account's Current Value on the date of the SWO election as shown on Contract Schedule I. This annual dollar amount will remain constant. The minimum SWO payment amount is shown on Contract Schedule I. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year; or

                                  (2)  Specified Period: Payments made over a
                                       designated period of time of at least 10 years. The annual amount is calculated by dividing the Current Value as of December 31 of the year prior to the payment year by the number of payment years remaining; or

3.10     Systematic Withdrawal    (3)  Specified Percentage: Payments of a
         Option (SWO) (Cont'd):        designated percentage which cannot be
                                       greater than the percentage of the
                                       Current Value at the time of election as shown on Contract Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current
                                       Value as of December 31 of the year prior to the payment year by the designated percentage.

                                  Payments upon the Contract Holder's death will continue to the Beneficiary in the manner described in 3.11.

                              (b) Minimum Initial Current Value: The Minimum
                                  Initial Current Value required to begin SWO is shown on Contract Schedule I. If after election of this option, the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance.

                              (c) Date of Distribution: The Contract Holder or a
                                  Beneficiary shall specify the first payment date. The earliest allowable first payment date is the date on which the Contract Holder attains age 59 1/2. The latest allowable SWO payment date is the month of the Annuitant's 90th birthday. As elected by the Contract Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year. Subsequent payments will be made on the 15th of the appropriate months or on such other date as Aetna may designate or allow.

                              (d) Election and Revocation: SWO may be elected by
                                  the Certificate Holder or Beneficiary if elected after the Certificate Holders death by submitting a completed and signed election form to Aetna's Home Office. Once elected, this option may be revoked by the Certificate Holder or Beneficiary, if elected after the Certificate Holder's death, by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate Holder or by the Beneficiary.

3.11 Death Benefit Amount:    If the Certificate Holder or Annuitant dies before
                              Annuity payments start, the Beneficiary is entitled to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate
                              Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home Office. The amount of the death benefit is determined as follows:

                              (a) Death of Annuitant less than 85 years of age:
                                  The guaranteed death benefit is the greatest of:

3.11 Death Benefit Amount         (1)  The sum of all Net Purchase Payment(s)
     (Cont'd):                         made to the Account (as of the date of
                                       death) minus the sum of all amounts
                                       surrendered, applied to an Annuity, or
                                       deducted from the Account;

                                  (2) The highest step-up value as of the date of death. A step-up value is determined on each anniversary of the Effective Date. Each step-up value is calculated as the Account's Current Value on the Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

                                  (3)  The Account's Current Value as of the
                                       date of death.

                                  The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                              (b) Death of Annuitant age 85 or greater: The
                                  death benefit amount is the greatest of:

                                  (1)  The sum of all Net Purchase Payment(s)
                                       made to the Account (as of the date of
                                       death) minus the sum of all amounts
                                       surrendered, applied to an Annuity, or
                                       deducted from the Account;

                                  (2)  The highest step-up value prior to the
                                       Certificate Holder's 85th birthday. A
                                       step-up value is determined on each
                                       anniversary of the Effective Date. Each
                                       step-up value is calculated as the
                                       Account's Current Value on the Effective
                                       Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

                                  (3)  The Account's Current Value as of the
                                       date of death.

                              The excess, if any of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited in the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited, becomes the Account's Current Value.

3.11 Death Benefit Amount     (c) Death of the Certificate Holder if the
     (Cont'd):                    Certificate Holder is not the Annuitant: The
                                  death benefit amount is the Account's Adjusted
                                  Current Value on the Claim Date. A Surrender
                                  Fee may apply to any full or partial surrender
                                  (see 3.14 and Contract Schedule I).

                              (d) At the death of a surviving spouse Beneficiary
                                  who continued the Account in his or her own name, the death benefit amount is equal to the Account's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Certificate Holder.

3.12 Death Benefit Options    Prior to any election, or until amounts must be
     Available to             otherwise distributed under this section, the
     Beneficiary:             Current Value of the account will be retained in
                              the Account. The Beneficiary has the right under the Contract to allocate or reallocate any amount to any of the available investment options
                              (subject to an MVA, as applicable). The following options are available to the Beneficiary:

                              (a) When the Certificate Holder is the Annuitant:
                                  If the Certificate Holder/Annuitant dies, and:

                                  (1)  If the Beneficiary is the Certificate
                                       Holder's surviving spouse, the
                                       Beneficiary may exercise all rights under the Contract and continue in the Accumulation Period, or may elect (i), or
                                       (ii) below. Under the Code, distributions from the Account are not required until the Spousal Beneficiary's death. The Spousal Beneficiary may elect to:

                                        (i)  Apply some or all of the Adjusted
                                             Current Value of the Account to
                                             Annuity option (see 4.07);

                                        (ii) Receive, at any time, a lump sum
                                             payment equal to the Adjusted
                                             Current Value of the Account.

                                  (2)  If the Beneficiary is other than the
                                       Certificate's Holder's surviving spouse, then options (i) or (ii) under (1) above apply. Any portion of the Adjusted Current Value of the Account not applied to an Annuity option within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

                                  (3)  If no Beneficiary exists, a lump sum
                                       payment equal to the Adjusted Current
                                       Value will be made to the Certificate
                                       Holder's estate.

                              (b) When the Certificate Holder is not the
                                  Annuitant and the Certificate Holder dies, and:

3.12 Death Benefit                (1)  If the Beneficiary is the Certificate
     Options Available                 Holder's surviving spouse, the
     to Beneficiary                    Beneficiary may exercise all rights under
     (Cont'd):                         the Contract and continue in the
                                       Accumulation Period, or may elect (i), or
                                       (ii) below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:
                                         (i) Apply some or all of the Adjusted
                                             Current Value of the Account to an
                                             Annuity option (see 4.07);

                                        (ii) Receive, at any time, a lump sum
                                             payment equal to the Surrender
                                             Value.

                                  (2)  If the Beneficiary is other than the
                                       Certificate Holder's surviving spouse,
                                       then options (i), or (ii) under (1) above apply. Any portion of the Adjusted Current Value not applied to an Annuity option within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

                                  (3)  If no Beneficiary exists, a lump sum
                                       payment equal to the Surrender Value will be made to the Certificate Holder's estate.

                              (c) When the Certificate Holder is not the
                                  Annuitant and the Annuitant dies: The
                                  Beneficiary must elect an Annuity option within 60 days of the date of death or the gain, if any, will be includible in the Beneficiary's income in the tax year in which the Annuitant dies.

3.13 Liquidation of           All or any portion of the Account's Current Value
     Surrender Value:         may be surrendered at any time as requested by the
                              Certificate Holder. Surrender requests can be submitted as a percentage of the Account's
                              Adjusted Current Value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed
                              Term(s) Groups of the AG Account in which the Current Value is invested. Within a Guaranteed
                              Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                              After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable.

                              An MVA may apply to amounts surrendered from the AG Account.

3.14 Surrender Fee:           The Surrender Fee only applies to the Net Purchase
                              Payment(s) portion surrendered and varies according to the elapsed time since deposit (see
                              Contract Schedule I). Net Purchase Payment amounts are withdrawn in the same order they were applied.

3.14 Surrender Fee            No Surrender Fee is deducted from any portion of
     (Cont'd):                the Net Purchase Payment which is paid:

                              (a) To a Beneficiary due to the Annuitant's death
                                  before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

                              (b) As a premium for an Annuity option under this
                                  Contract (see 4.07);

                              (c) As a distribution under the SWO provision (see
                                  3.10);

                              (d) At least 12 months after the date of the first
                                  Purchase Payment to the Account, in an amount equal to or less than 15% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Contract Holder while SWO is in effect; or

                              (e) For a full surrender where the Account's
                                  Current Value is $2,500 or less and no
                                  surrenders have been taken from the Contract within the prior 12 months.

3.15 Payment of               Under certain emergency conditions, Aetna may
     Surrender Value:         defer payment:

                              (a) For a period of up to 6 months (unless not
                                  allowed by state law); or

                              (b) As provided by federal law under the
                                  Investment Company Act of 1940.

IV.      ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01 Choices to be Made:      The Certificate Holder may tell Aetna to apply any
                              portion of the Adjusted Current Value (minus any premium tax) for an Annuity option (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the first day of the month following the Annuitant's 90th birthday.

                              When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

4.01 Choices to be Made       (a) A Fixed Annuity using the General Account;
     (Cont'd):
                              (b) A Variable Annuity using any of the Fund(s)
                                  available under this Contract for Annuity purposes; or

                              (c) A combination of (a) and (b).

                              If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the Minimum Guaranteed Interest Rate (see Contract
                              Schedule II), but may reflect a higher interest rate. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract
                              Schedule II).

4.02 Terms of Annuity         (a) When payments start, the age of the Annuitant
     Options: plus the number of years for which payments are guaranteed must not exceed 95.

                              (b) An Annuity option may not be elected if the
                                  first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the minimum annual Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                              (c) If a Fixed Annuity is chosen and a larger
                                  payment would result from applying the
                                  Surrender Value or, if greater, 95% of what the surrender would be if there were no surrender fee, to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

                              (d) For purposes of calculating the guaranteed
                                  first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                                  The Annuity purchase rates for options 2 and 3 are based on mortality from 1983 Table a.

4.02 Terms of Annuity         (e) Assumed Annual Net Return Rate is the interest
     Options (Cont'd):            rate used to determine the amount of the first
                                  Annuity payment under a Variable Annuity as shown on Contract Schedule II. The Separate
                                  Account must earn this rate plus enough to cover the mortality and expense risks charges
                                  (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual
                                  Net Return Rate on Contract Schedule II).

                              (f) Once elected, Annuity payments cannot be
                                  commuted to a lump sum except for Variable
                                  Annuity payments under option 1 (see 4.07).
                                  The life expectancy of the Annuitant and the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.03 Death of                 (a) Certificate Holder is Annuitant: When the
     Annuitant/Beneficiary:       Certificate Holder is the Annuitant and the
                                  Annuitant dies under option 1 or 2, or both the Annuitant and the second Annuitant die under option 3(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 3 has been elected and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                              (b) Certificate Holder is Not Annuitant: When the
                                  Certificate Holder is not the Annuitant and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designed, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                                  If the Annuitant dies under the option 1 or 2, or if both the Annuitant and the second Annuitant die under option 3(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon the election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 3 has been elected, and the Annuitant dies, the remaining payments will continue to the Certificate Holder.

                              (c) No Beneficiary Named/Surviving: If there is no
                                  Beneficiary, the present value of any
                                  remaining payments will be paid in one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

4.03 Death of Annuitant/      (d) If the Beneficiary or the successor payee dies
     Beneficiary (Cont'd):        while receiving Annuity payments, the present
                                  value of any remaining guaranteed payments will be paid in one sum to the successor
                                  Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor
                                  Beneficiary/payee. If no successor
                                  Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.

                              (e) The present value will be determined as of the
                                  Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.04 Fund(s) Annuity          The number of each Fund's Annuity units is based
     Units -- Separate        on the amount of the first Variable Annuity
     Account:                 payment which is equal to:

                              (a) The portion of the Current Value applied to
                                  pay a Variable Annuity (minus any premium tax); divided by

                              (b) 1,000; multiplied by

                              (c) The payment rate for
                                  the option chosen.

                              Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund(s) Annuity          For any Valuation Period, a Fund Annuity unit
     Unit Value --            value is equal to:
     Separate Account:
                              (a) The value for the previous Period; multiplied
                                  by

                              (b) The Annuity net return factor(s) (see 4.06
                                  below) for the Period; multiplied by

                              (c) A factor to reflect the assumed annual net
                                  return rate (see Contract Schedule II).

                              The dollar value of a Fund Annuity unit value and Annuity payments may go up or down due to investment gain or loss.

4.06 Annuity Net Return       The Annuity net return factor(s) are used to
     Factor(s) -- Separate    compute Annuity payments for any Fund.
     Account:
                              The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

4.06 Annuity Net Return       The net return rate is equal to:
     Factor(s) -- Separate    (a) The value of the shares of the Fund held by
     Account (Cont'd):            the Separate Account at the end of a Valuation
                                  Period; minus

                              (b) The value of the shares of the Fund held by
                                  the Separate Account at the start of the Valuation Period; plus or minus

                              (c) Taxes (or reserves for taxes) on the Separate
                                  Account (if any); divided by

                              (d) The total value of the Fund record units and
                                  Fund Annuity units of the Separate Account at the start of the Valuation Period; minus

                              (e) A daily charge for Annuity mortality and
                                  expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract Schedule II).

                              A net return rate may be more of less than 0%.

                              The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                              Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07 Annuity Options:         Option 1 -- Payments for a Stated Period of Time
                              -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                              If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

                              If a nonspouse Beneficiary elects this option at the death of the Contract Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

                              Option 2 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                              Option 3 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

4.07 Annuity Options          (a) 100% of the payment to continue after the
     (Cont'd):                    first death;

                              (b) 66-2/3% of the payment to continue after the
                                  first death;

                              (c) 50% of the payment to continue after the first
                                  death;

                              (d) Payments for a minimum of 120 months with 100%
                                  of the payment to continue after the first death; or

                              (e) 100% of the payment to continue at the death
                                  of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

                              Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract and the Certificate is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
           Guaranteed      Monthly    Quarterly      Semi-Annual       Annual
Years         Rate         Payment     Payment         Payment        Payment
--------------------------------------------------------------------------------
  5          3.00%           17.91      53.59          106.78          211.99
  6          3.00%           15.14      45.30           90.27          179.22
  7          3.00%           13.16      39.39           78.49          155.83
  8          3.00%           11.68      34.96           69.66          138.31
  9          3.00%           10.53      31.52           62.81          124.69
  10         3.00%            9.61      28.77           57.33          113.82
  11         3.00%            8.86      26.52           52.85          104.93
  12         3.00%            8.24      24.65           49.13           97.54
  13         3.00%            7.71      23.08           45.98           91.29
  14         3.00%            7.26      21.73           43.29           85.95
  15         3.00%            6.87      20.56           40.96           81.33
  16         3.00%            6.53      19.54           38.93           77.29
  17         3.00%            6.23      18.64           37.14           73.74
  18         3.00%            5.96      17.84           35.56           70.59
  19         3.00%            5.73      17.13           34.14           67.78
  20         3.00%            5.51      16.50           32.87           65.26
  21         3.00%            5.32      15.92           31.72           62.98
  22         3.00%            5.15      15.40           30.68           60.92
  23         3.00%            4.99      14.92           29.74           59.04
  24         3.00%            4.84      14.49           28.88           57.33
  25         3.00%            4.71      14.09           28.08           55.76
  26         3.00%            4.59      13.73           27.36           54.31
  27         3.00%            4.47      13.39           26.68           52.97
  28         3.00%            4.37      13.08           26.06           51.74
  29         3.00%            4.27      12.79           25.49           50.60
  30         3.00%            4.18      12.52           24.95           49.53
--------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

--------------------------------------------------------------------------------------------
Adjusted       None                60              120             180            240
 Age of     ---------------------------------------------------------------------------------
Annuitant   Male    Female    Male     Female   Male  Female   Male   Female   Male  Female
--------------------------------------------------------------------------------------------
   50       $4.27    $3.90   $4.26     $3.90   $4.22   $3.89   $4.17   $3.86  $4.08   $3.82
   51        4.34     3.97    4.33      3.96    4.30    3.95    4.23    3.92   4.14    3.88
   52        4.43     4.03    4.41      4.03    4.37    4.01    4.30    3.98   4.20    3.93
   53        4.51     4.10    4.50      4.10    4.45    4.08    4.37    4.04   4.26    3.99
   54        4.60     4.18    4.59      4.17    4.54    4.15    4.45    4.11   4.32    4.04

   55        4.70     4.25    4.68      4.25    4.62    4.22    4.53    4.18   4.39    4.11
   56        4.80     4.34    4.78      4.33    4.72    4.30    4.61    4.25   4.45    4.17
   57        4.91     4.42    4.89      4.41    4.82    4.38    4.69    4.32   4.51    4.23
   58        5.03     4.52    5.00      4.51    4.92    4.47    4.78    4.40   4.58    4.30
   59        5.15     4.61    5.12      4.60    5.03    4.56    4.87    4.48   4.65    4.37

   60        5.28     4.72    5.25      4.70    5.14    4.66    4.96    4.57   4.71    4.44
   61        5.43     4.83    5.39      4.81    5.27    4.76    5.06    4.66   4.78    4.51
   62        5.58     4.95    5.53      4.93    5.39    4.87    5.16    4.75   4.84    4.58
   63        5.74     5.08    5.69      5.05    5.53    4.99    5.26    4.85   4.90    4.65
   64        5.91     5.21    5.85      5.18    5.66    5.10    5.36    4.95   4.96    4.72

   65        6.10     5.36    6.03      5.32    5.81    5.22    5.46    5.05   5.02    4.79
   66        6.30     5.51    6.21      5.47    5.96    5.36    5.56    5.16   5.08    4.86
   67        6.51     5.67    6.41      5.63    6.12    5.50    5.66    5.26   5.13    4.93
   68        6.73     5.85    6.62      5.80    6.28    5.65    5.77    5.37   5.18    5.00
   69        6.97     6.04    6.84      5.98    6.44    5.80    5.86    5.49   5.23    5.06

   70        7.23     6.25    7.07      6.18    6.61    5.97    5.96    5.60   5.27    5.12
   71        7.51     6.47    7.32      6.39    6.79    6.14    6.05    5.71   5.31    5.18
   72        7.80     6.71    7.58      6.62    6.96    6.32    6.14    5.83   5.34    5.23
   73        8.12     6.98    7.85      6.86    7.14    6.50    6.23    5.94   5.37    5.28
   74        8.46     7.26    8.14      7.12    7.32    6.69    6.31    6.04   5.40    5.32

   75        8.82     7.57    8.45      7.40    7.50    6.89    6.38    6.14   5.42    5.35
--------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
   Adjusted Ages
---------------------
             Second
Annuitant   Annuitant  Option 3a   Option 3b  Option 3c  Option 3d  Option 3e
--------------------------------------------------------------------------------

   55          50       $ 3.69      $ 4.05     $ 4.27     $ 3.69     $ 4.13
   55          55         3.88        4.25       4.47       3.87       4.25
   55          60         3.06        4.47       4.71       4.06       4.36

   60          55         3.99        4.44       4.71       3.98       4.55
   60          60         4.24        4.71       4.99       4.23       4.70
   60          65         4.49        5.01       5.32       4.48       4.85

   65          60         4.38        4.97       5.32       4.38       5.10
   65          65         4.72        5.33       5.70       4.71       5.32
   65          70         5.07        5.75       6.17       5.05       5.54

   70          65         4.93        5.68       6.15       4.91       5.86
   70          70         5.40        6.21       6.70       5.36       6.18
   70          75         5.89        6.82       7.40       5.81       6.49

   75          70         5.69        6.68       7.32       5.62       6.92
   75          75         6.37        7.45       8.15       6.23       7.40
   75          80         7.07        8.34       9.16       6.78       7.85
--------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
                   The rates assume the Annuitant is Male and
                         the Second Annuitant is Female.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                     consistent with the rates in the above
                                     tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
    Adjusted Ages
---------------------
            Second
Annuitant  Annuitant  Option 3a   Option 3b  Option 3c  Option 3d  Option 3e
--------------------------------------------------------------------------------

   55         50       $ 3.75      $ 4.07     $ 4.26     $ 3.75     $ 3.98
   55         55         3.88        4.25       4.47       3.87       4.06
   55         60         3.99        4.44       4.71       3.98       4.12

   60         55         4.06        4.47       4.71       4.06       4.37
   60         60         4.24        4.71       4.99       4.23       4.47
   60         65         4.38        4.97       5.32       4.38       4.54

   65         60         4.49        5.01       5.32       4.48       4.89
   65         65         4.72        5.33       5.70       4.71       5.02
   65         70         4.93        5.68       6.15       4.91       5.14

   70         65         5.07        5.75       6.17       5.05       5.60
   70         70         5.40        6.21       6.70       5.36       5.79
   70         75         5.69        6.68       7.32       5.62       5.96

   75         70         5.89        6.83       7.40       5.81       6.63
   75         75         6.37        7.45       8.15       6.23       6.92
   75         80         6.78        8.11       8.99       6.54       7.15
--------------------------------------------------------------------------------

                Rates are based on mortality from 1983 Table a.
                  The rates assume the Annuitant is Female and
                         the Second Annuitant is Male.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                     consistent with the rates in the above
                                     tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
         Guaranteed       Monthly      Quarterly     Semi-Annual       Annual
Years       Rate          Payment       Payment       Payment         Payment
--------------------------------------------------------------------------------
  5         3.50%          18.12         54.19         107.92         213.99
  6         3.50%          15.35         45.92          91.44         181.32
  7         3.50%          13.38         40.01          79.69         158.01
  8         3.50%          11.90         35.59          70.88         140.56
  9         3.50%          10.75         32.16          64.05         127.00
  10        3.50%           9.83         29.42          58.59         116.18
  11        3.50%           9.09         27.18          54.13         107.34
  12        3.50%           8.46         25.32          50.42          99.98
  13        3.50%           7.94         23.75          47.29          93.78
  14        3.50%           7.49         22.40          44.62          88.47
  15        3.50%           7.10         21.24          42.31          83.89
  16        3.50%           6.76         20.23          40.29          79.89
  17        3.50%           6.47         19.34          38.51          76.37
  18        3.50%           6.20         18.55          36.94          73.25
  19        3.50%           5.97         17.85          35.54          70.47
  20        3.50%           5.75         17.22          34.28          67.98
  21        3.50%           5.56         16.65          33.15          65.74
  22        3.50%           5.39         16.13          32.13          63.70
  23        3.50%           5.24         15.66          31.19          61.85
  24        3.50%           5.09         15.24          30.34          60.17
  25        3.50%           4.96         14.85          29.56          58.62
  26        3.50%           4.84         14.49          28.85          57.20
  27        3.50%           4.73         14.15          28.19          55.90
  28        3.50%           4.63         13.85          27.58          54.69
  29        3.50%           4.53         13.57          27.02          53.57
  30        3.50%           4.45         13.30          26.49          52.53
--------------------------------------------------------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
         Guaranteed       Monthly      Quarterly     Semi-Annual       Annual
Years       Rate          Payment       Payment       Payment         Payment
--------------------------------------------------------------------------------
  5         5.00%          18.74         56.00         111.33          219.98
  6         5.00%          15.99         47.77          94.96          187.64
  7         5.00%          14.02         41.90          83.30          164.59
  8         5.00%          12.56         37.52          74.58          147.35
  9         5.00%          11.42         34.11          67.81          133.99
  10        5.00%          10.51         31.40          62.42          123.34
  11        5.00%           9.77         29.19          58.03          114.66
  12        5.00%           9.16         27.36          54.38          107.45
  13        5.00%           8.64         25.81          51.31          101.39
  14        5.00%           8.20         24.50          48.69           96.21
  15        5.00%           7.82         23.36          46.44           91.75
  16        5.00%           7.49         22.37          44.47           87.88
  17        5.00%           7.20         21.51          42.75           84.48
  18        5.00%           6.94         20.74          41.23           81.47
  19        5.00%           6.71         20.06          39.88           78.80
  20        5.00%           6.51         19.46          38.68           76.42
  21        5.00%           6.33         18.91          37.59           74.28
  22        5.00%           6.17         18.42          36.62           72.35
  23        5.00%           6.02         17.98          35.73           70.61
  24        5.00%           5.88         17.57          34.93           69.02
  25        5.00%           5.76         17.20          34.20           67.57
  26        5.00%           5.65         16.87          33.53           66.25
  27        5.00%           5.54         16.56          32.92           65.04
  28        5.00%           5.45         16.28          32.35           63.93
  29        5.00%           5.36         16.01          31.83           62.90
  30        5.00%           5.28         15.77          31.35           61.95
--------------------------------------------------------------------------------

                                    Option 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------
Adjusted        None            60           120            180            240
 Age of     ------------------------------------------------------------------------
Annuitant   Male   Female   Male  Female  Male  Female  Male   Female   Male  Female
------------------------------------------------------------------------------------
   50      $4.56   $4.20   $4.55  $4.19  $4.51   $4.18  $4.45  $4.15   $4.36   $4.11
   51       4.64    4.26    4.62   4.25   4.58    4.24   4.51   4.21    4.42    4.16
   52       4.72    4.32    4.70   4.32   4.66    4.30   4.58   4.26    4.48    4.21
   53       4.80    4.39    4.79   4.38   4.74    4.36   4.65   4.32    4.53    4.27
   54       4.89    4.46    4.87   4.46   4.82    4.43   4.73   4.39    4.59    4.32

   55       4.99    4.54    4.97   4.53   4.91    4.50   4.80   4.46    4.65    4.38
   56       5.09    4.62    5.07   4.61   5.00    4.58   4.88   4.53    4.72    4.44
   57       5.20    4.71    5.17   4.70   5.10    4.66   4.96   4.60    4.78    4.50
   58       5.32    4.80    5.29   4.79   5.20    4.75   5.05   4.68    4.84    4.57
   59       5.44    4.90    5.41   4.88   5.31    4.84   5.14   4.76    4.91    4.63

   60       5.57    5.00    5.53   4.99   5.42    4.93   5.23   4.84    4.97    4.70
   61       5.71    5.11    5.67   5.09   5.54    5.03   5.32   4.93    5.03    4.77
   62       5.86    5.23    5.81   5.21   5.66    5.14   5.42   5.02    5.09    4.84
   63       6.02    5.36    5.97   5.33   5.79    5.25   5.51   5.11    5.16    4.91
   64       6.20    5.49    6.13   5.46   5.93    5.37   5.61   5.21    5.21    4.98

   65       6.38    5.64    6.31   5.60   6.07    5.49   5.71   5.31    5.27    5.05
   66       6.58    5.79    6.49   5.75   6.22    5.63   5.81   5.41    5.32    5.12
   67       6.79    5.95    6.69   5.91   6.38    5.76   5.91   5.52    5.38    5.18
   68       7.02    6.13    6.89   6.08   6.53    5.91   6.01   5.63    5.42    5.25
   69       7.26    6.32    7.11   6.26   6.70    6.06   6.11   5.74    5.47    5.31

   70       7.52    6.53    7.35   6.45   6.86    6.23   6.20   5.58    5.51    5.37
   71       7.80    6.75    7.59   6.66   7.03    6.39   6.29   5.96    5.54    5.42
   72       8.09    6.99    7.85   6.89   7.21    6.57   6.38   6.07    5.57    5.47
   73       8.41    7.26    8.12   7.13   7.38    6.75   6.46   6.17    5.60    5.51
   74       8.75    7.54    8.41   7.39   7.55    6.94   6.53   6.28    5.63    5.55

   75       9.12    7.85    8.71   7.66   7.73    7.13   6.61   6.38    5.65    5.59
------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    Option 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


                Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------
Adjusted        None            60           120            180            240
 Age of     ------------------------------------------------------------------------
Annuitant   Male   Female   Male  Female  Male  Female  Male   Female   Male  Female
------------------------------------------------------------------------------------
   50      $5.48   $5.12   $5.46  $5.11  $5.41   $5.09  $5.34  $5.06   $5.24   $5.01
   51       5.55    5.17    5.53   5.17   5.48    5.14   5.40   5.11    5.29    5.05
   52       5.63    5.23    5.61   5.23   5.55    5.20   5.46   5.16    5.34    5.10
   53       5.71    5.30    5.69   5.29   5.62    5.26   5.53   5.22    5.40    5.15
   54       5.80    5.37    5.77   5.36   5.70    5.33   5.60   5.27    5.45    5.20

   55       5.89    5.44    5.86   5.43   5.79    5.39   5.67   5.34    5.51    5.25
   56       5.99    5.52    5.96   5.51   5.87    5.47   5.74   5.40    5.56    5.31
   57       6.10    5.60    6.06   5.59   5.97    5.54   5.82   5.47    5.62    5.37
   58       6.21    5.69    6.17   5.67   6.06    5.62   5.90   5.54    5.68    5.42
   59       6.33    5.79    6.29   5.77   6.17    5.71   5.98   5.61    5.74    5.48

   60       6.46    5.89    6.41   5.87   6.28    5.80   6.06   5.69    5.79    5.55
   61       6.60    6.00    6.55   6.97   6.39    5.90   6.15   5.77    5.85    5.61
   62       6.75    6.11    6.69   6.08   6.51    6.00   6.24   5.86    5.91    5.67
   63       6.91    6.23    6.84   6.20   6.64    6.10   6.33   5.95    5.96    5.73
   64       7.09    6.37    7.00   6.33   6.77    6.22   6.42   6.04    6.02    5.80

   65       7.27    6.51    7.18   6.46   6.91    6.34   6.52   6.13    6.07    5.86
   66       7.47    6.66    7.36   6.61   7.05    6.46   6.61   6.23    6.12    5.92
   67       7.68    6.82    7.55   6.76   7.20    6.60   6.70   6.33    6.16    5.99
   68       7.91    7.00    7.76   6.93   7.35    6.74   6.80   6.43    6.21    6.04
   69       8.15    7.19    7.98   7.11   7.51    6.89   6.89   6.54    6.25    6.10

   70       8.41    7.39    8.21   7.30   7.67    7.04   6.97   6.64    6.28    6.15
   71       8.69    7.62    8.45   7.51   7.83    7.21   7.06   6.74    6.32    6.20
   72       8.99    7.86    8.70   7.73   8.00    7.38   7.14   6.85    6.35    6.25
   73       9.31    8.12    8.97   7.97   8.16    7.55   7.21   6.95    6.37    6.29
   74       9.65    8.41    9.26   8.23   8.33    7.73   7.29   7.04    6.39    6.33

   75      10.02    8.72    9.55   8.50   8.50    7.92   7.35   7.14    6.41    6.36
------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
    Adjusted Ages
---------------------
            Second
Annuitant  Annuitant  Option 3a   Option 3b  Option 3c    Option 3d   Option 3e
--------------------------------------------------------------------------------

   55         50       $3.97       $4.35      $4.56       $3.97       $4.42
   55         55        4.16        4.54       4.76        4.15        4.54
   55         60        4.34        4.76       5.00        4.34        4.64

   60         55        4.27        4.73       5.00        4.26        4.83
   60         60        4.51        4.99       5.27        4.50        4.98
   60         65        4.76        5.29       5.60        4.75        5.13

   65         60        4.66        5.25       5.61        4.65        5.39
   65         65        4.99        5.61       5.99        4.98        5.60
   65         70        5.34        6.03       6.46        5.31        5.81

   70         65        5.19        5.97       6.44        5.17        6.14
   70         70        5.67        6.49       6.99        5.62        6.47
   70         75        6.16        7.10       7.68        6.07        6.77

   75         70        5.95        6.96       7.61        5.87        7.20
   75         75        6.64        7.73       8.43        6.48        7.68
   75         80        7.33        8.62       9.45        7.02        8.13
--------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
                   The rates assume the Annuitant is Male and
                         the Second Annuitant is Female.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                     consistent with the rates in the above
                                     tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
    Adjusted Ages
---------------------
            Second
Annuitant  Annuitant  Option 3a   Option 3b  Option 3c    Option 3d   Option 3e
--------------------------------------------------------------------------------

  55         50         $4.03       $4.36      $4.55        $4.03       $4.41
  55         55          4.16        4.54       4.76         4.15        4.54
  55         60          4.27        4.73       5.00         4.26        4.83

  60         55          4.34        4.76       5.00         4.34        4.64
  60         60          4.51        4.99       5.27         4.50        4.98
  60         65          4.66        5.25       5.61         4.65        5.39

  65         60          4.76        5.29       5.60         4.75        5.13
  65         65          4.99        5.61       5.99         4.98        5.60
  65         70          5.19        5.97       6.44         5.17        6.14

  70         65          5.34        6.03       6.46         5.31        5.81
  70         70          5.67        6.49       6.99         5.62        6.47
  70         75          5.95        6.96       7.61         5.87        7.20

  75         70          6.16        7.10       7.68         6.07        6.77
  75         75          6.64        7.73       8.43         6.48        7.68
  75         80          7.04        8.39       9.29         6.79        8.70
--------------------------------------------------------------------------------
                 Rates are based on mortality from 1983 Table a.
                  The rates assume the Annuitant is Female and
                          the Second Annuitant is Male.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                     consistent with the rates in the above
                                     tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
    Adjusted Ages
---------------------
            Second
Annuitant  Annuitant  Option 3a   Option 3b  Option 3c    Option 3d   Option 3e
--------------------------------------------------------------------------------
   55         50        $4.88       $5.26     $5.48        $4.88        $5.34
   55         55         5.04        5.44      5.66         5.04         5.43
   55         60         5.21        5.65      5.89         5.21         5.53

   60         55         5.15        5.63      5.91         5.14         5.73
   60         60         5.37        5.87      6.16         5.37         5.86
   60         65         5.61        6.16      6.49         5.60         6.01

   65         60         5.52        6.14      6.51         5.51         6.28
   65         65         5.83        6.49      6.87         5.82         6.47
   65         70         6.17        6.90      7.33         6.13         6.67

   70         65         6.04        6.84      7.34         6.00         7.03
   70         70         6.49        7.35      7.87         6.44         7.33
   70         75         6.97        7.96      8.56         6.87         7.62

   75         70         6.77        7.84      8.51         6.68         8.08
   75         75         7.45        8.60      9.33         7.27         8.55
   75         80         8.14        9.49     10.35         7.80         8.98
--------------------------------------------------------------------------------
                 Rates are based on mortality from 1983 Table a.
                   The rates assume the Annuitant is Male and
                         the Second Annuitant is Female.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                     consistent with the rates in the above
                                     tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
    Adjusted Ages
---------------------
            Second
Annuitant  Annuitant  Option 3a   Option 3b  Option 3c    Option 3d   Option 3e
--------------------------------------------------------------------------------
   55         50        $4.93       $5.27     $5.46        $4.93        $5.19
   55         55         5.04        5.44      5.66         5.04         5.43
   55         60         5.15        5.63      5.91         5.14         5.73

   60         55         5.21        5.65      5.89         5.21         5.53
   60         60         5.37        5.87      6.16         5.37         5.86
   60         65         5.52        6.14      6.51         5.51         6.28

   65         60         5.61        6.16      6.49         5.60         6.01
   65         65         5.83        6.49      6.87         5.82         6.47
   65         70         6.04        6.84      7.34         6.00         7.03

   70         65         6.17        6.90      7.33         6.13         6.67
   70         70         6.49        7.35      7.87         6.44         7.33
   70         75         6.77        7.84      8.51         6.68         8.08

   75         70         6.97        7.96      8.56         6.87         7.62
   75         75         7.45        8.60      9.33         7.27         8.55
   75         80         7.86        9.28     10.20         7.57         9.59
--------------------------------------------------------------------------------
                 Rates are based on mortality from 1983 Table a.
                  The rates assume the Annuitant is Female and
                          the Second Annuitant is Male.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                     consistent with the rates in the above
                                     tables.

--------------------------------------------------------------------------------
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 525-4225



                      Certificate of Group Annuity Coverage
--------------------------------------------------------------------------------





ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

G-CDA-97(NY)